OrthoPediatrics Corp. Reports Third Quarter 2021 Financial Results

Third Quarter 2021 Revenue Increased 13% Year-over-Year

WARSAW, Ind., November 3, 2021 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 and Business Highlights
•Generated total revenue of $25.1 million for third quarter 2021, up 13% from $22.2 million in third quarter 2020; domestic revenue declined 1% and international revenue increased 118% in the quarter
•Grew worldwide Trauma & Deformity revenue 12%, worldwide Scoliosis revenue 11%, and Sports Medicine/Other revenue 46% in the third quarter 2021 compared to the third quarter 2020
•Helped a record 10,400 children in the third quarter 2021, bringing total to more than 226,000 since the inception of OrthoPediatrics
•Announced exclusive distribution agreement with SeaSpine to distribute the 7D Surgical FLASH™ Navigation platform for pediatric applications
•Reiterated full year 2021 revenue guidance of $97-$101 million

David Bailey, President & CEO of OrthoPediatrics, commented, “We are proud to report double-digit growth despite the temporary impact of COVID, RSV, and hospital staffing shortages. International growth was particularly strong indicating continued recovery of these markets. We continue to make substantive progress in advancing our key strategic initiatives, including securing enabling technologies and sponsoring multiple key clinical education events."

Third Quarter 2021 Financial Results
Total revenue for the third quarter of 2021 was $25.1 million, a 13% increase compared to $22.2 million for the same period last year. U.S. revenue for the third quarter of 2021 was $19.4 million, a 1% decrease compared to $19.6 million for the same period last year, representing 77.2% of total revenue. The decline in revenues in the third quarter of 2021 was driven primarily by the recent spike in COVID-19 and RSV cases in children, which negatively impacted elective procedure volumes. International revenue for the third quarter of 2021 was $5.7 million, a 118% increase compared to $2.6 million for the same period last year, representing 22.8% of total revenue. Growth in the quarter was primarily driven by a recovery in procedure volumes in EMEA and South America, improved agency sales, and increased set purchases from stocking distributors.

Trauma and Deformity revenue for the third quarter of 2021 was $16.8 million, a 12% increase compared to $15.0 million for the same period last year. Segment growth was driven by a strong international recovery, continued Trauma growth, as well as PNP, and Cannulated Screw growth. Scoliosis revenue was $7.3 million, a 11% increase compared to $6.6 million for the third quarter of 2020. Segment growth was driven primarily by a strong international recovery. Sports Medicine/other revenue for the third quarter of 2021 was $1.0 million, a 46% increase compared to $0.7 million for the same period last year driven by continued Telos revenue growth.

Gross profit for the third quarter of 2021 was $18.6 million, a 5.2% increase compared to $17.6 million for the same period last year. Gross profit margin for the third quarter of 2021 decreased to 74.0%, compared to 79.4% for the same period last year. This change was driven by a higher percentage of international revenue, including set sales, which generates a lower gross margin rate than domestic revenue.

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Total operating expenses for the third quarter of 2021 were $22.2 million, a 10.2% increase compared to $20.1 million for the same period last year. The increase in operating expenses was primarily driven by increased commission expense and increased R&D costs. Operating loss for the third quarter of 2021 was ($3.6) million compared to ($2.5) million for the same period last year.

Total other expenses (income) for the third quarter of 2021 were ($1.2) million, compared to $2.0 million for the same period last year. Fair value adjustment of contingent considerations was a benefit of $1.4 million in the third quarter of 2021 compared to an expense of $0.9 million in the third quarter of 2020.

Net loss for the third quarter of 2021 was ($2.2) million, compared to ($4.5) million for the same period last year. Net loss attributable to common stockholders for the period was ($0.11) per basic and diluted share, compared to ($0.24) per basic and diluted share for the same period last year. Adjusted diluted loss per share was ($0.15) compared to ($0.15) for the same period last year.

Adjusted EBITDA for the third quarter of 2021 was $0.5 million as compared to $1.1 million for the third quarter of 2020.

As of September 30, 2021, cash, cash equivalents, short-term investments and restricted cash were $59.1 million compared to $78.0 million as of June 30, 2021. The Company had no outstanding term loan obligations.

Full Year 2021 Financial Guidance
The Company continues to take a measured approach given the potential headwinds resulting from the COVID-19 Delta variant, RSV, and staffing shortages. For full year 2021, the Company is maintaining its full year revenue guidance range of $97 to $101 million, representing growth of 36% to 42% over 2020 revenue.

Conference Call
OrthoPediatrics will host a conference call on Thursday, November 4, 2021, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 8161847. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its fourth quarter 2021 financial results. In addition, a telephonic replay of the call will be available until November 12, 2021. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 8161847

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 11, 2021, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as adjusted diluted earnings (loss) per share and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted earnings (loss) per share in this press release represents diluted earnings (loss) per share on a GAAP basis, plus the accreted interest attributable to acquisition installment payables, the fair value adjustment of contingent consideration, non-recurring professional fees and accrued legal settlement costs. The fair value adjustment of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions and the non-recurring professional fees are related to our response to a

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previously disclosed SEC review. We believe that providing the non-GAAP diluted earnings (loss) per share excluding these expenses, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results. Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other expense, provision for income taxes (benefit), depreciation and amortization, stock-based compensation expense, fair value adjustment of contingent consideration, acquisition related costs, nonrecurring professional fees and accrued legal settlements costs. The Company believes the non-GAAP measures provided in this earnings release enable it to further and more consistently analyze the period-to-period financial performance of its core business operating performance. Management uses these metrics as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP diluted earnings (loss) per share or Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using these adjusted measures on a supplemental basis. The Company’s definition of these measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain reconciliations of reported GAAP diluted earnings (loss) per share to non-GAAP diluted earnings (loss) and net loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 36 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 45 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
Gilmartin Group
Matt Bacso, CFA
Matt.bacso@gilmartinir.com

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$6,334	$28,758
Restricted cash	1,368	1,374
Short term investments	51,349	55,141
Accounts receivable - trade, less allowance for doubtful accounts of $373 and $433, respectively	18,146	17,212
Inventories, net	55,458	52,989
Notes receivable	59	337
Prepaid expenses and other current assets	2,745	2,618
Total current assets	135,459	158,429

Property and equipment, net	28,783	27,227

Other assets:
Amortizable intangible assets, net	54,904	50,284
Goodwill	70,490	70,511
Other intangible assets	13,957	13,961
Total other assets	139,351	134,756

Total assets	$303,593	$320,412

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	8,972	10,038
Accrued compensation and benefits	4,655	4,540
Accrued legal settlements	—	6,342
Current portion of long-term debt with affiliate	136	131
Current portion of acquisition installment payable	12,791	12,233
Other current liabilities	1,464	1,744
Total current liabilities	28,018	35,028

Long-term liabilities:
Long-term debt with affiliate, net of current portion	942	1,044
Acquisition installment payment, net of current portion	13,927	12,784
Contingent consideration	34,420	30,710
Deferred income taxes	4,848	5,755
Operating lease liabilities	320	323
Total long-term liabilities	54,457	50,616

Total liabilities	82,475	85,644

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 19,672,162 shares and 19,560,291 shares issued as of September 30, 2021 (unaudited) and December 31, 2020, respectively	5	5
Additional paid-in capital	392,929	388,622
Accumulated deficit	(178,098)	(161,766)
Accumulated other comprehensive income	6,282	7,907
Total stockholders' equity	221,118	234,768

Total liabilities and stockholders' equity	$303,593	$320,412

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$25,079	$22,205	$73,236	$52,154
Cost of revenue	6,525	4,566	17,914	12,241
Gross profit	18,554	17,639	55,322	39,913

Operating expenses:
Sales and marketing	9,862	9,237	29,687	22,421
General and administrative	11,034	9,823	34,163	28,281
Research and development	1,302	1,077	3,935	3,223
Total operating expenses	22,198	20,137	67,785	53,925

Operating loss	(3,644)	(2,498)	(12,463)	(14,012)

Other expenses:
Interest expense, net	542	1,010	1,851	2,788
Fair value adjustment of contingent consideration	(1,430)	909	3,710	1,819
Other (income) expense	(267)	122	(802)	312
Total other expenses	(1,155)	2,041	4,759	4,919

Loss before income taxes	(2,489)	(4,539)	(17,222)	(18,931)
Provision for income taxes (benefit)	(292)	—	(890)	—
Net loss	$(2,197)	$(4,539)	$(16,332)	$(18,931)
Weighted average common shares - basic and diluted	19,291,374	19,112,797	19,256,128	17,700,429
Net loss per share attributable to common stockholders – basic and diluted	$(0.11)	$(0.24)	$(0.85)	$(1.07)

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)(In Thousands)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(16,332)	$(18,931)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,870	5,696
Stock-based compensation	4,170	4,712
Fair value adjustment of contingent consideration	3,710	1,819
Acquisition installment payable	1,701	1,702
Deferred income taxes	(890)	—
Changes in certain current assets and liabilities:
Accounts receivable - trade	(716)	(389)
Inventories	(3,244)	(12,340)
Prepaid expenses and other current assets	(138)	(215)
Accounts payable - trade	(956)	155
Accrued legal settlements	(6,342)	—
Accrued expenses and other liabilities	(168)	(558)
Other	(493)	(24)
Net cash used in operating activities	(11,828)	(18,373)

INVESTING ACTIVITIES
Acquisition of Telos, net of cash acquired	—	(1,670)
Acquisition of ApiFix, net of cash acquired	—	(1,723)
Acquisition of Band-Lok intangible assets	—	(796)
Sale of short-term marketable securities	4,000	—
Purchases of licenses	(7,908)	—
Purchases of property and equipment	(6,468)	(6,448)
Net cash used in investing activities	(10,376)	(10,637)

FINANCING ACTIVITIES
Payments on debt with affiliate	—	(25,000)
Proceeds from issuance of common stock, net of issuance costs	—	70,207
Proceeds from exercise of stock options	137	1,629
Payments on mortgage notes	(97)	(88)
Net cash provided by financing activities	40	46,748

Effect of exchange rate changes on cash	(266)	(24)

NET (DECREASE) INCREASE IN CASH	(22,430)	17,714

Cash and restricted cash, beginning of period	$30,132	$72,027
Cash and restricted cash, end of period	$7,702	$89,741

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SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$43	$1,218
Transfer of instruments from property and equipment to inventory	$80	$645
Issuance of common shares to acquire Telos	$—	$1,568
Issuance of common shares to acquire ApiFix	$—	$35,176
Issuance of common shares to acquire Band-Lok intellectual property	$—	$2,644

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Product sales by geographic location:	2021	2020	2021	2020
U.S.	$19,354	$19,583	$57,930	45,113
International	5,725	2,622	15,306	7,041
Total	$25,079	$22,205	$73,236	$52,154

	Three Months Ended September 30,		Nine Months Ended September 30,
Product sales by category:	2021	2020	2021	2020
Trauma and deformity	$16,817	$14,969	49,302	36,399
Scoliosis	7,266	6,555	20,874	14,102
Sports medicine/other	996	681	3,060	1,653
Total	$25,079	$22,205	$73,236	$52,154

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(2,197)	$(4,539)	$(16,332)	$(18,931)
Interest expense, net	542	1,010	1,851	2,788
Other (income) expense	(267)	122	(802)	312
Provision for income taxes (benefit)	(292)	—	(890)	—
Depreciation and amortization	2,723	2,374	7,870	5,696
Stock-based compensation	1,440	1,259	4,170	4,712
Fair value adjustment of contingent consideration	(1,430)	909	3,710	1,819
Acquisition related costs	—	1	—	336
Nonrecurring professional fees	—	—	658	—
Accrued legal settlements costs	—	—	150	—
Adjusted EBITDA	$519	$1,136	$385	$(3,268)

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ORTHOPEDIATRICS CORP.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Earnings (loss) per share, diluted (GAAP)	$(0.11)	$(0.24)	$(0.85)	$(1.07)
Accretion of interest attributable to acquisition installment payable	0.03	0.04	0.09	0.09
Fair value adjustment of contingent consideration	(0.07)	0.05	0.19	0.10
Nonrecurring professional fees	—	—	0.03	—
Accrued legal settlement costs	—	—	0.01	—
Earnings (loss) per share, diluted (non-GAAP)	$(0.15)	$(0.15)	$(0.53)	$(0.88)

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